Exhibit 4(mm)




                      Dated this 3(rd) day of June , 1999


                                    Between


                           WAN TIEN REALTY (PTE) LTD


                                      AND


                          ISE LABS. SINGAPORE PTE LTD





                                  SUB - LEASE

                                 in respect of
                       750D Chai Chee Road #07-03 to 05
                           Chai Chee Industrial Park

      THIS Sub-lease is made the 3rd day of June One thousand nine hundred and ninety-nine                 Parties
(1999) Between WAN TIN REALTY (PTE) LTD, a company incorporated in the Republic of
Singapore and having its registered office at 39 Robinson Road #18-01 Robinson Point,
Singapore (hereinafter referred to as "the Sub-lessor") of the one part AND ISE LABS,
SINGAPORE PTE LTD (Company regn no. 199800834K), a company incorporated in the
Republic of Singapore and having its registered office at 16 Raffles Quay #23-01 Hong Leong
Building Singapore 048581 (hereinafter referred to as "the Sub-lessee") of the other part.

      WITNESSETH as follows:

1.    IN CONSIDERATION of the rents and the Sub-lessee's covenants hereinafter reserved                    Demise
and contained the Sub-lessor hereby demises unto the Sub-lessee ALL THAT premises more particularly described in the First Schedule hereto (hereinafter called "the Demised Premises")
being a part of the Industrial Park known as "CHAI CHEE INDUSTRIAL PARK", Chai Chee
Road, Singapore (hereinafter called "the Industrial Park") together with (but to the exclusion of all other liberties easements rights or advantages):

     (a) The right for the Sub-lessee and others duly authorised by the Sub-lessee of ingress and egress to and from the Demised Premises in over and along all the usual entrances landings lifts and passage ways leading thereto in common with the Sub-lessor and all others so authorised by the Sub-lessor and all other persons entitled thereto, such rights being only so far as is necessary and as the Sub-lessor can lawfully grant.

     (b) The right to the free and uninterrupted use of all electric, telephone and other pipes, wires and cables upon through or under adjacent premises in the Industrial Park all such rights to be so far as is necessary for the enjoyment of the Demised Premises and in common with the Sub-lessor and all others so authorised by the Sub-lessor and all other persons entitled thereto.

     (c) The right for the Sub-lessee and all others authorised by the Sub-lessee to the use and benefit of the air-conditioning system installed in the Industrial Park in common with the Sub-lessor and all others so authorised by the Sub-lessor and all other persons entitled thereto.

     (d) The right for the Sub-lessee and others authorised by the Sub-lessee to the use of such sufficient toilet facilities in the Industrial
          Park as shall be provided by the Sub -lessor but such use shall be in common with the Sub-lessor and all others so authorised by Sub-lessor and all other persons entitled thereto.

      EXCEPTING AND RESERVING unto the Sub-lessor the free uninterrupted use of all gas                    Annual Rent
water and other pipes, electric telephone and other wires conduits flues and drains in through or under the Demised Premises TO HOLD the Demised Premises unto the Sub-Lessee for the term of three (3) years from the 16th day of September 1998 (hereinafter called the "Date of
Commencement") YIELDING AND PAYING THEREFOR during the term hereby created the rent calculated at the rate specified in the Second Schedule hereto, and the rent shall be paid in advance and clear of all deductions by three monthly payments respectively on the lst day of January, April, July and October in each year (hereinafter called the "Payment Dates")
Provided that on or before the Date of Commencement the Sub-lessee shall pay to the
Sub-lessor a pro-rated quarterly payment calculated from the Date of Commencement up to the day immediately before the next Payment Date and thereafter the rent shall be paid on the
Payment Dates.

2.   The Sub-lessee hereby covenants with the Sub-lessor as follows:                                       Sub-lessee's
                                                                                                           Covenants

     (a) To pay the said rent on the Payment Dates and in the manner aforesaid.

     (b) To pay to the Sub-lessor on or before the execution of this Sub-lease the sum of Dollars Ninety-Six Thousand Eight Hundred And Ninety-Six and Twenty-Five Cents Only ($96,896.25), equivalent to three (3) months' rent to be held by the Sub-lessor as security for the due observance and performance by the Sub-lessee of all and singular the several covenants conditions stipulations and agreements on the part of the Sub-lessee herein contained, which sum shall be maintained at this figure during the term hereby created and shall not be deemed to be or treated as payment of the rent and the same shall be refunded to the Sub-lessee without interest on the expiration of the term hereby created less such sum as may be due to the Sub-lessor.

          Provided that in lieu of payment of the said sum of Dollars, the Sub-lessee may obtain and deliver to the Sub-lessor a guarantee in writing or an irrevocable letter of credit issued by a bank acceptable to the Sub-lessor undertaking to pay the said sum on demand by the Sub-lessor which guarantee or irrevocable letter of credit shall be on terms and conditions acceptable to the Sub-Lessor.

     (c)  To pay to HDB all sub-letting fees and impositions whatsoever which                              Sub-letting Fees
          are now or which at any time hereafter during the term hereby created may be imposed or charged in respect of the sub-letting of the
          Demised Premises to the Sub-lessee.

     (d)  (i)  During the term hereby created to pay any increase of property                              Property Tax and
               tax or other imposition of a like nature by whatever name called                            Other Taxes
               whether by way of an increase in the rate of tax or imposition or an increase in the annual value not being the first increase in the annual value brought about by the erection and
               construction of the Industrial Park over and above the amount of such property tax or imposition levied or imposed as at the Date of Commencement where such increase is due or attributable to an increase in the rate of property tax payable or an increase in the annual value aforesaid and to pay any new imposition
               (including surcharge on property tax) by whatever name called which may hereafter be levied or imposed on the Demised
               Premises. In the event of the Demised Premises not being
               separately assessed but the Industrial Park being assessed as a whole then for the purpose of ascertaining the additional or other amount payable by the Sub-lessee under this Clause any such increase in property tax or outgoing or any new imposition shall be apportioned and the Sub-lessee shall pay such
               proportion thereof as the floor area of the Demised Premises bears to the total area of the rentable floor space in the
               Industrial Park.

          (ii) It is hereby agreed that the rent and other sums payable by the Sub-lessee under this Sub-lease (hereinafter collectively called
               "the Agreed Sum") shall, as between the Sub-lessor and the Sub-lessee, be exclusive of any applicable goods and services tax, imposition, duty and levy whatsoever (hereinafter collectively called "Taxes") which may from time to time be imposed or charged before, on or after the commencement of this Sub-lease (including any subsequent revisions thereto) by any government, quasi-government, statutory or tax authority
               (hereinafter called "the Authorities") on or calculated by reference to the amount of the Agreed Sum (or any part thereof) and the Sub-lessee shall pay all such Taxes, or reimburse the Sub-lessor for the payment of such Taxes, as the case may be, in such manner and within such period as to comply or enable the Sub-lessor to comply with any applicable orders or directives of the Authorities and the relevant laws and regulations.

          If the Sub-lessor or the Sub-lessee (or any person on their behalf) is required by law to make any deduction or withholding or to make any payment, on account of such Taxes, from or calculated by reference to the Agreed Sum (or any part thereof):

          (aa) the Sub-lessee shall pay, without requiring any notice from the Sub-lessor all such Taxes for its own account (if the liability to pay is imposed on the Sub-lessee), or on behalf of and in the name of the Sub-lessor (if the liability to pay is imposed on the Sub-lessor) on receipt of written notice from the Sub-lessor and without prejudice to the foregoing if the law requires the Sub-lessor to collect and to account for such Taxes, the Sub-lessee shall pay such Taxes to the Sub-lessor (which shall be in addition to the Sub-lessee's liability to pay the Agreed
               Sum) on receipt of written notice from the Sub-lessor; and

          (bb) the sum payable by the Sub-lessee in respect of which the relevant deduction, withholding of payment is required on account such Taxes, shall be increased to the extent necessary to ensure that after the making of the aforesaid deduction, withholding or payment, the Sub-lessor or any person or persons to whom such sum is to be paid, receives on due date and retains
               (free from any liability in respect of any such deduction, withholding or Taxes) a net sum equal to what would have been received and retained had no such deduction, withholding or payment been required or made.

          That rights of the Sub-lessor under this clause shall be in addition and without prejudice to any other rights or powers of the Sub-lessor under any applicable order or directive of the Authorities or any relevant law or regulation, to recover from the Sub-lessee the amount of such Taxes which may be or is to be paid or borne by the Sub-lessor.

          The Sub-lessee shall indemnify and hold harmless the Sub-lessor from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Sub-lessor arising from any claim, demand, proceeding or action that may be made or instituted by the Authorities in respect of such Taxes and resulting from any failure or delay on the part of the Sub-lessee in the payment and discharge of any such Taxes.

     (e) Without prejudice to any of the foregoing provisions, the Sub-lessee shall pay and reimburse the Sub-lessor for all goods and services tax which may from time to time be imposed or charged before, on or after the commencement of this Sub-lessor in respect of any supply which may be determined by The Comptroller of Goods and Services Tax under or in connection with the occupation and lease of the Demised
          Premises and the Sub-lessee shall indemnify and hold harmless the Sub-lessor from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Sub-lessor in respect of any such goods and services tax.

     (f)  To pay all rates charges and the like (including taxes) for services                             PUB and Other
          supplied and metered separately to the Demised Premises and charged                              Charges
          by the Public Utilities Board or other authority(ies) or undertaking and in the event of such services not being supplied and metered separately to the Demised Premises to pay to the Sub-lessor a proportionate part of the cost thereof, such cost to be calculated by the Sub-lessor and notified to the Sub-lessee is writing and such notification shall be accepted by the Sub-lessee as final and conclusive as to the amount thereof and in the event of the Public
          Utilities Board or other authority(ies) or undertaking responsible for the supply of services supplied and used in the Industrial Park increasing the charges therefor the Sub-lessee shall pay to the
          Sub-lessor a proportionate part of such increased costs as calculated by the Sub-lessor and notified to the Sub-lessee in writing which notification shall be accepted by the Sub-lessee as final and conclusive as to the amount thereof. Subject to the approval of HDB, the Sub-lessor may cause to be installed in the Industrial
          Park at the expense of the Sub-lessee separate meters to measure the consumption of the said services by the Sub-lessee. Provided Always that nothing herein shall render it obligatory on the part of the Sub-lessor to supply or cause to be supplied such services to the Demised Premises, unless expressly agreed to by the Sub-lessor.

     (g)  Subject to all approvals being obtained by the Sub-lessee from the                               Electrical and Other
          HDB and the relevant authorities, to install at the Sub-lessee's own                             Appliances
          cost and expense all electrical or other appliances including telephones and teleprinters (as the Sub-lessee may require) in such a manner that the wires shall not run across the floor or ceiling or along the walls of the Demised Premises so as to be visible in the
          Demised Premises but shall he concealed in metal conduits and if running along the floor shall be concealed in the ducts in the underfloor trunking.

     (h)  Without prejudice to Clause 2(a) hereof to give notice forthwith to                              Notice of Damage
          the Sub-lessor of any damage that may occur to the Demised Premises and of any accident to or defect in the water pipes, gas pipes, electrical wiring air-conditioning ducts or any other fittings and/or fixtures therein.

     (i)  Subject to the prior written consent of the Sub-lessor and to all                                Internal Fittings and
          approvals being obtained by the Sub-lessee from the relevant                                     Works
          authorities to carry out within the Demised Premises at the
          Sub-lessee's own cost and expenses all fittings and works which are not provided by the Sub-lessor including all or any of the following as may be necessary:

          (i)   partitioning within the Demised Premises;

          (ii) installation of all necessary air-conditioning distribution ducts connecting the same to the main air-conditioning ducts of the Industrial Park;

          (iii) installation of all necessary electrical wiring conduits fittings and fixtures;

          (iv) provision of interior plaster or other materials or rendering on walls floors and ceiling, and

          (v) where water or gas is to be supplied to the Demised Premises, installation water and other pipes apparatus fittings fixtures and all necessary plumbing.

          All debris and waste materials of whatever nature resulting from the aforesaid works shall be disposed by the Sub-lessee in a manner prescribed by the Sub-lessor failing which the Sub-lessor reserves the right (without being under any obligation to do so) to dispose of the same and all costs and expenses incurred by the Sub-lessor in this respect shall be paid by the Sub-lessor to the Sub-lessor within seven (7) days of the Sub-lessor notifying the Sub-lessee of the amount thereof.

     (j)  To use for carrying out the works referred to in Clause 2(i) above                               Installations and
          materials of such standards as to type quality and size as the                                   Partitions
          Sub-lessor shall determine and cause such partitions installations and other works to be carried out in the Demised Premises in accordance with plans and specifications that shall have received the prior written approval of the Sub-lessor and the relevant
          authorities. Such works shall only be effected by a contractor approved by the Sub-lessor and in accordance with approved plans and specifications under the supervision of an architect or engineer approved by the Sub-lessor and the completion thereof shall be subject to approval by the Sub-lessor and the Sub-lessee shall not make any additions, alterations or renovations to the said works except with the prior approval in writing of the Sub-lessor.

     (k)  Not to make or permit to be made any works alterations in or                                     Alterations and
          additions to the Demised Premises or any part thereof or the fixtures                            Additions
          and fittings therein without having first obtained the written consent of the Sub-lessor and the relevant authorities and in the event of such consent being given to carry out at the Sub-lessee's own cost and expense such alterations or additions with such materials and in such manner and at such time(s) as shall be designated by the Sub-lessor.

     (l)  The fees of any architect engineer or other consultant employed by                               Fees of Architects
          the Sub-lessor for the purpose of considering and approving any plans                            Engineers etc.
          specifications materials and all works carried out by the Sub-lessee and all other costs, charges and expenses incurred by the Sub-lessor in connection therewith shall be a debt due from the Sub-lessee to the Sub-lessor and shall be paid by the Sub-lessee to the Sub-lessor within seven (7) days of the Sub-lessor notifying the Sub-lessee of the amount thereof. No delay in carrying out and completing all or any of the said works (including installations of telephones and teleprinters) in at or about the Demised Premises, whether caused by any governmental and/or statutory authorities or otherwise, shall be a ground for postponing the commencement of the term hereby created or relieve in any way the Sub-lessee from the performance and observance of the covenants conditions and stipulations herein contained and on his part to be performed and observed.

     (m)  Not to use or permit to be used the Demised Premises other than for                              Permitted Use of
          the purpose of the testing of semiconductors.                                                    Demised Premises

          The Sub-lessee shall ensure that at all times at least sixty per cent
          (60%) of the area of the Demised Premises shall be used for pure industrial purposes approved by the Landlord, the HDB and the relevant authorities and, of the remaining forty per cent (40%) of the area of the Demised Premises which may be used as ancillary storage area, office and for communal facilities, not more than twenty-five per cent (25%) of the area of the Demised Premises shall be used as ancillary office, as may be required for any repairs, rectifications, alterations or improvements to the Demised Premises or any part or parts of the Industrial Park, and forthwith to repair amend and make good in proper and workmanlike manner any defects for which the Sub-lessee is liable and of which a written notice shall be given to the Sub-lessor or left on the Demised Premises and to pay the Sub-lessor's cost of survey or otherwise in respect of the preparation of any such notice and if the Sub-lessee shall not within such period of time as required by the Sub-lessor proceed diligently with the execution of such repairs, rectifications or works then the Sub-lessor may enter upon the Demised Premises and execute such repairs rectifications or works and the cost thereof shall be a debt due from the Sub-lessee to the Sub-lessor and shall be paid by the Sub-lessee to the Sub-lessor within seven (7) days of the Sub-lessor notifying the Sub-lessee of the amount thereof. The Sub-lessee shall also permit and/or allow the Sub-lessor their employees servant agents and/or such other person as may be authorised by the Sub-lessor from time to time to enter and remain upon the Premises or any part thereof as may be required by the Sub-lessor for the purposes of the Sub- lessor's works of whatsoever nature to the Premises. The costs of such works shall be borne by the Sub-lessor and neither the Sub-lessor nor the Sub-lessee shall have any claims
          (whether for direct indirect and/or consequential losses) in connection with the said works unless such works are necessitated by a breach act omission and/or default by the Sub-lessee or if the Sub-lessee is liable for the same.

     (n)  At all times to keep the interior of the Demised Premises the                                    Tenantable Repair
          flooring and interior plaster and other surface materials or rendering on walls and ceilings and fixtures thereon and therein including doors, windows, glass, locks, fastening, electric wires and installations and fittings for light and power in a clean and good state of tenantable repair and decorative order and condition (fair wear and tear excepted)

          and to replace or repair any part of the Demised Premises and the fixtures and fittings therein which shall be broken or damaged and further if any damage is caused to the Sub-lessor or to any person whomsoever directly or indirectly through the said damaged condition of any part of the interior of the Demised Premises the flooring and interior plaster and other surface materials or rendering on walls and ceilings and fixtures thereon and therein including doors, windows, glass, locks, fastenings, electric wires and installation and fittings for light and power the Sub- lessee shall be wholly responsible therefor and shall fully indemnify the Sub-lessor against all claims demands actions and legal proceedings whatsoever.

     (o)  To keep the Demised Premises and every part thereof clean and in the                             Cleaning of Demised
          fullest possible hygienic condition and to keep all pipes, drains,                               Premises
          basins, sinks and water closets if any in the Demised Premises clean and unblocked. Any cleaners employed by the Sub-lessee for the purposes hereof shall be at the sole expense and responsibility of the Sub-lessee and shall be subject to the prior written approval of the Sub-lessor. In addition all debris and waste materials of whatever nature shall be disposed of by the Sub-lessee, daily, in a manner prescribed by the Sub-lessor failing which the Sub-lessor reserves the right (without being under any obligation to do so) to dispose of the same and all costs and expenses incurred by the
          Sub-lessor in this respect shall be paid by the Sub-lessee to the
          Sub-lessor within seven (7) days of the Sub-lessor notifying the
          Sub-lessee of the amount thereof.

     (p)  (i)  Not to affix, erect, attach, paint or exhibit or permit or                                  Signs, Unsightly
               suffer so to be upon any part of the exterior of the Demised                                Objects
               Premises any placard poster notice advertisement name or sign or television or wireless mast or aerial whatsoever save and except such as shall have been previously approved in writing by the
               Sub-lessor.

          (ii) To keep the windows of the Demised Premises closed at all times so as to Maintain an efficient air-conditioning system and not to erect or install thereon or on any glass panel any sign, device, furnishing ornament or object which is visible from outside the Demised Premises and which, in the opinion of the Sub-lessor, is incongruous or unsightly or may detract from the general appearance of the building.

     (q)  Not to use or permit the Demised Premises to be used for any unlawful                            Noise/Nuisance
          or immoral purpose and not to do or permit to be done any act or thing which in the opinion of the Sub-lessor may become a nuisance disturbance or cause or likely to cause damage to the Sub-lessor or its Sub-lessees or other persons occupying or using the Industrial park or any part thereof.

     (r)  Not to obstruct litter or make untidy any parts of the Industrial                                Obstruction and
          Park.                                                                                            Littering

     (s)  Not to block up, darken or obstruct any of the widows or light                                   Obstruction of Light
          belonging to the Demised Premises or to any part of the Industrial
          Park.

     (t)  Not to place or take into the passenger lifts any baggage, furniture                             Use of Lifts
          panels, sacks, bags, heavy articles or other goods or merchandise without the prior approval of the Sub-lessor save only such light articles as briefcases, attache cases and handbags.

     (u)  To use the service lift(s) provided for the Industrial Park in a                                 Compliance with
          manner prescribed by the Sub-lessor.                                                             Statutes Bye-Laws
                                                                                                           etc.

     (v) At all times during the term hereby create to comply with promptly and at the Sub-lessee's expense all such requirements as may be imposed on the occupier of the Demised Premises by any statute now or hereafter in force and any by-laws, orders, rules, regulations, requirements and notices thereunder and to indemnify and keep the Sub-lessor fully indemnified against all costs, claims, liabilities, fines or other expenses whatsoever which may fall upon the Sub-lessor by reason of any non-compliance thereof.
          In addition and without prejudice to the foregoing if the Sub-lessee is a sole proprietorship or partnership the Sub-lessee shall submit to the Sub-lessor evidence of his/their registration with the Registrar of Business Names or any subsequent renewal thereof.

     (w)  Not to bring or allow to be brought on to the Demised Premises or any                            Machinery
          part of the Industrial Park used in common with the Sub-lessor and other Sub-lessees any machines or machinery save and except typewriters and such equipment as are required for the business of the Sub-lessee subject to the other provisions herein contained.

     (x)  Subject to clause 4(j) hereof not to load or permit or suffer to be                              Excess Load
          loaded on any part of the floors of the Demised Premises to a weight greater than as specified in the Third Schedule hereto except otherwise approved in writing by the Sub-lessor and shall when required by the Sub-lessor distribute any load on any part of the floor of the Demised Premises in accordance with the directions and requirements of the Sub-lessor and in the interpretation and application of the provisions of this Clause the decision of the surveyor architect or engineer of the Sub-lessor shall be final and binding on the Sub-lessee.

     (y)  Not without the prior written consent of the Sub-lessor to permit any                            Food and Drink
          vendors of food or drink or the servants or agents of such vendors to bring on to the Demised Premises or any past thereof or on to the
          Industrial Park or any part thereof food or drink for the consumption by the occupiers of the Demised Premises save and except contractors who have been given the right by the Sub-lessor to provide food and drink service for the occupiers of the Industrial Park.

     (aa) Not to store in or bring upon any part of the Demised Premises or the                            Prohibited Uses
          Industrial Park any arms ammunition or unlawful goods or any explosive, toxic or combustible substance or any substance of a dangerous nature or to use the Demised Premises or any part thereof for the storage or cooking of food or to permit or suffer anyone to sleep or reside therein or to permit any auction sale to take place therein or thereat.

     (ab) Not to do or permit or suffer to be done anything whereby the policy                             Avoidance of
          or policies of insurance against damage or loss by fire or other                                 Insurance Policy and
          risks on the Industrial Park or any part thereof may be rendered void                            Additional Premium
          or voidable or whereby the rate of premium thereon may be increased and to make good all damage suffered by the Sub-lessor and to repay to the Sub-lessor all sums paid by way of increased premium and all expenses incurred by the Sub-lessor in or about the renewal of such policy or policies rendered necessary by the breach or non-observance of this covenant without prejudice to any other rights of the
          Sub-lessor.

     (ac) Not to assign sublet license or in any way dispose of or part with                               Subletting and
          possession of the Demised Premises or any part thereof or either by                              Assignment
          way of sub-letting sharing or other means whereby any company person or persons not a party to this Sub-lease obtains the use or possession of the Demised Premises or any part thereof irrespective of whether or not any rental or other consideration is given for such use or possession and in the event of such transfer or sharing this
          Sub-lease shall at the option of the Sub-lessor forthwith be determined and the Sub-lessee shall forthwith surrender the Demised
          Premises to the Sub-lessor with vacant possession.

     For the purposes hereof any amalgamation and/or reconstruction effected by the Sub-lessee (if a company) shall be deemed an assignment of this Sub-lease.

     (ad) That the Sub-lessee shall indemnify and keep indemnified the                                     Indemnity
          Sub-lessor in full from and against:

          (i) all claims demands actions suits proceedings orders damages costs losses and expenses of any nature whatsoever which the Sub-lessor may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out or any occurrences in, upon or at the Demised Premises or the use of the Demised Premises or any part thereof by the Sub-lessee;

          (ii) all loss and damage to the Demised Premises the Industrial Park and to all property therein caused directly or indirectly by the Sub-lessee and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse, waste or abuse of water gas or electricity or faulty fittings or fixtures of the Sub-lessee.

     (ae) To observe and perform and to cause all his employees independent                                Rules and
          contractors agents invitees and licensees to observe and perform all                             Regulations
          the rules and regulations made by the Sub-lessor under Clause 4(1)
          hereof for the proper management of the Industrial Park and notified in writing by the Sub-lessor to the Sub-lessee from time to time.

          Provided Always that the Sub-lessor shall not be liable to the Sub-lessee in any way for violation of the rules and regulations by any persons including other Sub-lessees of the Industrial Park or the employees independent contractors agents visitors invitees or licensees thereof.

     (af) Subject to Clause 2(ai) hereof, not to remove at or prior to the                                 Prohibition Against
          expiration or sooner determination of the term hereby created unless                             Removal
          required by the Sub-lessor any electrical wiring installation or futures air-conditioning ducts conduits water and other pipes ceilings partitions and flooring installed or fixed by the Sub-lessee in at or about the Demised Premises.

     (ag) Immediately upon the expiration or sooner determination of the term                              Yielding up of
          hereby created to yield up to the Sub-lessor the Demised Premises                                Premises
          with the fixtures and fittings thereto (including such Sub-lessee's fixtures as are required by the Sub-lessor pursuant to the foregoing)
          in good clean tidy and tenantable repair and condition (fair wear and tear excepted).

     (ah) In addition to the forgoing and immediately prior to the expiration                              Restoration
          or sooner determination of the term hereby created and as instructed by the Sub-lessor to restore the Demised Premises to its original state and condition to the satisfaction of the Sub-lessor and if the
          Sub-lessee shall fail to restore the Demised Premises as aforesaid the Sub-lessor may restore the same and recover from the Sub-lessee the costs of such restoration together with all rent and other amounts which the Sub-lessor would have been entitled to receive front the Sub-lessee had the period within which such restoration is effected by the Sub-lessor been added to the term hereby created provided that such period to be added by the Sub-lessor shall not exceed fifteen (15) days.

     (ai) In complying with Clause 2(ah) hereof and if so required by the                                  Removal of Internal
          Sub-lessor, the Sub-lessee shall remove all such internal partitions                             Fittings and Works
          and/or fixtures and installations of the Sub-lessee or any part thereof as are not required by the Sub-lessor pursuant to Clause
          2(af) hereof from all portions of the Demised Premises vacated by the
          Sub-lessee immediately upon or prior to the expiration or sooner determination of the term hereby created and in default thereof the
          Sub-lessor may remove and

          dispose of the same. All damage done to the Demised Premises by such removal shall be made good by the Sub-lessee immediately upon or prior to the expiration or sooner determination of the term hereby created and if the Sub-lessee fails to do so the Sub-lessor may make good all such damage. All costs incurred by the Sub-lessor in such removal or disposal or in making good such damage shall be a debt due from the Sub-lessee to the Sub-lessor and shall be paid by the Sub-lessee to the Sub-lessor within seen (7) days of the Sub-lessor notifying the Sub-lessee of the amount hereof.

     (aj) Not to use the Demised Premises for tin-smelting or the production of                            Tin Smelting
          tin by other processes including electrolysis.

     (ak) Not to utilise the Demised Premises before obtaining clearance on the                            Approval from
          use of the Demised Premises from the Pollution Control Department,                               Pollution Control
                                                                                                           Department

     (al) Not to utilise the Demised Premises before submitting details of                                 Approval from
          trade affluent discharge to the Sewerage Department for                                          Sewerage
          consideration.                                                                                   Department


     (am) Without prejudice to the generality to Clause 2(w) above, not to use,                            Contravention of
          permit or suffer the Demised Premises to be kept or used as a place                              Immigration Act
          or premises in which any person is employed in contravention of
          Section 57 (1)(e) of the Immigration Act (Chapter 133), section 5 of the Employment of Foreign Workers Act (Chapter 91A) and any other laws, statutory modification or re-enactment thereof for the time being in force and to indemnify the Sub-lessor against all costs, claims, liabilities, fines or expenses whatsoever which may fall upon the Sub-lessor by reason of any non-compliance thereof.

     (an) [One line missing from the original document]..... obtaining any                                 Name of Building
          consent from the Sub-lessee, to change the name or number by which the Building is known.

3.   The Sub-lessor hereby covenants with the Sub-lessee as follows:                                       Sub-Lessor's
                                                                                                           Covenants

     (a)  To pay all rates taxes and assessments imposed upon or in respect of                             Payment of Rates,
          the Industrial Park or any part thereof save and except those which                              Taxes etc.
          the Sub-lessee has covenanted to pay.

     (b)  That the Sub-lessee duly paying the rent hereby reserved and                                     Quiet Enjoyment
          observing and performing the several covenants and obligations hereinbefore contained shall peaceably hold and enjoy the Demised
          Premises during the term hereby created without any disturbance by the Sub-lessor or any person lawfully claiming under or in trust for the Sub-lessor unless otherwise provided herein.

     (c)  So far as practicable but subject always to Clause 4 hereof to provide:                          Air-Conditioning
                                                                                                           Electricity and Water
          (i)   Air-conditioning services;

          (ii) Electricity for the lighting of the passages corridors toilets and other parts of the Industrial Park used by the Sub-lessee in common with others;

          (iii) Water for the common toilets (except those within the Demised
                Premises) in the Industrial Park.

     (d)  To keep the roof main drains and pipes all external walls and all                                Common Areas
          common areas of the Industrial Park including the entrances corridors passages stairways landings car-park lifts common toilets clean and in good repair including repainting and

          redecorating of the same or any part thereof at such times and in such manner as the Sub-lessor in its absolute discretion may consider necessary. Provided Always that the Sub-lessor shall not be liable for any loss or injury sustained by the Sub-lessee through the neglect default negligence or misconduct of the Sub-lessor's cleaning contractors agents servants and/or licensees.

     (e)  To keep the lifts staircases landings and such common pacts as                                   Lighting and
          aforesaid well and sufficiently cleaned and lighted and to keep the                              Watchmen
          lifts in proper working order and to employ a watchman or watchmen for the protection at night of the Industrial Park (but not so as to render the Sub-lessor liable for any loss sustained by the Sub-lessee through the neglect default negligence or misconduct of such watchman or watchmen).

     (f)  At all times throughout the term hereby created to insure and keep                               Insurance
          insured the Industrial Park (excluding the Sub-lessee's fittings and fixtures) against loss or damage by fire.

4.   PROVIDED ALWAYS and it is hereby agreed and declared as follows:

     (a)  If the rent hereby reserved or any part thereof shall at any time be                             Re-entry of
          unpaid for fourteen (14) days after becoming payable (whether any                                Sub-lessor
          formal or legal demand therefore shall have been made or not) or if any covenant on the Sub-lessor's part herein contained shall not be performed or observed or if the Sub-lessee being a company shall be struck off the Register of Companies or shall go into liquidation whether voluntary (except for the purpose of amalgamation or reconstruction) or compulsorily or a receiver shall be appointed of its undertaking, property or assets or any part thereof, or being a sole proprietorship or partnership shall fail to renew its
          Certificate of Registration, or being an individual shall have a receiving order or an adjudicating order made against him or if the
          Sub-lessee shall make any assignment for the benefit of his creditors or enter into an agreement or make any arrangement with his creditors for liquidation of his debts by composition or otherwise or suffer any distress or execution to be levied on his goods property or assets then and in any one of the said eases it shall be lawful for the Sub-lessor at any time thereafter to re-enter upon the Demised
          Premises or any part thereof in the name of the whole and thereupon the term hereby created shall forthwith and absolutely cease and determine but without prejudice at any time to any right of action of the Sub-lessor in respect of unpaid rent or any antecedent breach of the Sub-lessee's covenants herein contained.

     (b)  In addition and without prejudice to any other right power or remedy                             Interest on Arrears
          of the Sublessor if the rent hereby reserved or any other moneys payable by the Sub-lessee to the Sub-lessor hereunder or any part thereof shall at any time remain unpaid for fourteen (14) days after the same shall have become due (whether any formal or legal demand therefor shall have been made or not) then the Sub-lessee shall pay to the Sub-lessor interest thereon calculated from the date on which such moneys fall due for payment to the date on which such moneys are paid to or recovered in full by the Sub-lessor as the case may be.
          The Sub-lessor shall be entitled to recover such interest from the
          Sub-lessor as if such interest were rent in arrears. Such interest shall be calculated from day to day:

          (i)  at the rate of twelve per centum (12%) per annum, or

          (ii) at the rate per annum of three per centum (3%) over and above the prime interest rate for the time being prescribed by The
               Development Bank of Singapore Limited.

          whichever is the greater.

     (c)  In the event of the Demised Premises or any part thereof or the                                  Untenantibility
          Industrial Park or any part thereof at any time during the term hereby created being so damaged or destroyed by fire, act of God or other cause beyond the control of the Sub-lessor as to render the
          Demised Premises unfit for use or access thereto impossible for a period of more than one (1) month (except where such damage or destruction has been caused by the default or negligence of the
          Sub-lessee or his servants or agents) the rent hereby covenanted to be paid or a fair proportion thereof according to the nature and extent of the damage, sustained shall be suspended until the Demised
          Premises shall again be rendered fit for occupation and use or until access thereto may be obtained as the case may be, and any dispute concerning this Clause shall be refereed to arbitration in accordance with the Arbitration Act (Cap 10).

          If the unfitness of the Demised Premises or the inaccessibility                                  Holding Over
          thereto as aforesaid shall continue for a period of more than three
          (3) months either the Sub-lessor or the Sub-lessee shall be at liberty by notice in writing to determine the term hereby created and upon such notice being given the term hereby granted shall absolutely cease and determine but without prejudice to any right of action of the Sub-lessor or the Sub-lessee in respect of any antecedent breach of this Sub-lease by the Sub-lessee or the Sub-lessor as the case may
          be.

     (d)  Notwithstanding anything herein contained the Sub-Lessor shall be                                Sub-lessor Not Liable
          under no liability either to the Sub-lessee or to others who may be permitted to enter or use the Industrial Park or any part thereof against all injuries sustained or for loss of or damage to property goods or chattels in the Industrial Park or in any part thereof whether arising from the negligence of the Sub-lessor or that of any servant or agent of the Sub-lessor or otherwise.

     (e)  Notwithstanding anything herein contained the Sub-lessor still not be                            No Claim by Sub-
          liable to the Sub-lessee nor shall the Sub-lesser have any claim                                 lessee
          against the Sub-Lessor in respect of or in connection with:

     (f)  (i)   any interruption in any of the services herein mentioned by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire, water, riot, act of God or other cause beyond the Sub-lessor's control or by reason of mechanical or other defect or breakdown or other inclement conditions or unavoidable shortage of
                manpower, fuel, materials, electricity or water or labour
                disputes. In addition, the Sub-lessor shall not be liable to the
                Sub-lessee nor shall the Sub-lessee have any claim against the
                Sub-lessor in respect of or in connection with any damage, injury or loss arising out of leakage of the piping wiring and sprinkler system in the Demised Premises or the Industrial Park and/or out of any defect in the structure of the Demised
                Premises or the Industrial Park;

          (ii) any interruption, disruption, disturbance, loss (whether direct, indirect and/or consequential) damage, cost, expense and/or charges arising from and/or in connection with any and all works by the Sub-lessor in respect of improving repairing and/or remedying the Premises; and/or

          (iii) any act omission default misconduct or negligence of any porter, attendant or other servant or employee of the Sub-lessor in or about the performance or purported performance of any duty relating to the provision of the said services or any of them;

     (g)  Subject to the approval of HDB, the Sub-lessor shall at the written                              Option to renew
          request of the Sub-lessee made not less than six (6) months before the expiration of the term hereby created and if there shall not at the time of such request be any existing breach or non-observance of any of the covenants on the part of the Sub-lessee herein contained and at the Sub-lessee's expense grant to the Sub-lessee a further term of the Demised Premises the Sub-lessee for which must be signed by the Sub-lessee at a date not less than one (1) month before the expiration of the term hereby created. The renewed term shall be for a period of three (3) years commencing from the date immediately following the expiration of the term hereby created at a revised rent and upon revised terms and conditions as shall be imposed by the
          Sub-lessor. Provided Always that within two (2) weeks of the receipt of the Sub-lessor's notification of the revised rent, terms and conditions, the Sub-lessee shall in writing inform the Sub-Lessor whether the revised rent, terms and conditions are acceptable or otherwise. In the event that the revised rent, terms and conditions are not acceptable to the Sub-lessee and/or if the Sub-lessee shall fail to sign the Sub-lease for the renewed term by the date stipulated above then this option shall lapse and the Sub-lessor shall be free of all obligations whatsoever to grant to the
          Sub-lessee any further term.

     (h)  The Sub-lessor shall be entitled to close the outer doors of the                                 Outer Doors of
          Industrial Park and keep the same closed and locked after the hour of                            Building
          12 midnight and before the hour of 6 a.m., on Mondays to Saturdays except on Sundays and gazetted Public Holidays when the Sub-lessor may keep the outer doors closed all day. The Sub-lessee will not without obtaining special permission from the Sub-lessee enter the
          Demised Premises on Sundays or gazetted Public Holidays or before 6
          a.m. or after 12 midnight on Mondays to Saturdays.

     (i)  All loading and unloading carried out by the Sub-lessee shall only be                            Loading and
          effected at such location(s) and at such times as the Sub-lessor may                             Unloading
          from time to time prescribe.

     (j)  The Sub-lessor shall in all cases retain and have the power to                                   Weights and Stresses
          prescribe the weight and proper position of all iron or steel safes and other heavy equipment, articles or goods whatsoever and any or all damage caused to the Industrial Park or any part thereof or to the common areas by the Sub-lessee or anyone on his behalf by taking in or putting out a safe, furniture, goods or other articles or during the time such are in the Industrial Park shall be made good by the Sub-lessee or by the Sub-lessor at the sole expense of the
          Sub-lessee. The Sub-lessee shall pay to the Sub-lessor the amount of such damage made good by the Sub-lessor within seven (7) days of the
          Sub-lessor notifying the Sub-lessee of the amount thereof.

     (k)  No consent or waiver expressed or implied by the Sub-lessor to or of                             Waiver of Defaults
          any breach of any covenant, condition or duty of the Sub-lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant condition or duty and shall not prejudice in any way the rights, powers and remedies of the Sub-lessor herein contained. Any acceptance of rent hereby reserved by the Sub-lessor shall not be deemed to operate as a waiver by the Sub-lessor of any right to proceed against the Sub-lessee is respect of a breach by the
          Sub-lessee of any of his obligations hereunder.

     (l)  The Sub-lessor shall have the right at any time and from time to time                            Sub-lessor's Right to
          to make add to amend cancel or suspend any rules and regulations in                              Make Rules and
          respect of the Industrial Park as in the judgement of the Sub-lessor                             Regulations
          may from time to time be required for the management safety care or cleanliness of the Industrial Park or for the preservation of good order therein or for the convenience of Sub-lessee and all such rules and regulations shall bind the Sub-lessee upon and from the date on which notice in

          writing thereof is given to him by the Sub-lessor. If there shall be any inconsistency between the provisions of this Sub-lease and the provisions of such rules and regulations then the provisions of this Sub-lease shall prevail.

     (m)  Any notice or other documents or writing required to be served                                   Service of Notice
          delivered or given hereunder shall be sufficiently served if left addressed to the Sub-lessee on the Demised Premises or sent to the
          Sub-lessee by registered post addressed to the Sub-lessee's registered office in Singapore or left at his last known address in
          Singapore and any notice document or writing to the Sub-lessor shall be sufficiently served if sent by registered post to the Sub-lessor's registered office in Singapore.

     (n)  The covenants, provisions, terms and agreements herein cover and                                 Entire Agreement
          comprise the whole of the agreement between the parties hereto or their appointed agents and the parties hereto expressly agree and declare that no further or other covenants, agreements, provisions or terms whether in respect of the Demised Premises or otherwise shall be deemed to be implied herein or to arise between the parties hereto by way of collateral or other agreement by reason of any promise, representation, warranty or undertaking given or made by either party hereto to the other on or prior to the execution hereof and the existence of any such implication or collateral or other agreement is hereby negatived save for any terms or modifications thereof or supplement thereto which may be expressly agreed in writing between the parties on or after the date of this Sub-lease.

     (o)  In the event that pursuant to HDB's condition for its consent to this                            HBD's Notice of
          Sub-lease of the Demised Premises to the Sub-lessee, HDB gives 3                                 Termination
          months' notice in writing requiring this Sub-Lease and the term hereby created to be terminated, the term hereby created shall upon the expiry of HDB's notice absolute cease and determine, without prejudice to any rights of action of the Sub-lessor in respect of unpaid rent or any antecedent breach of the Sub-lessee's covenants herein contained, but without the Sub-lessor being liable for any inconvenience, loss, damages, compensation, costs or expenses whatsoever in respect of such termination.

     (p)  (a)  In the event of the Sub-lessee failing to sign the new Agreement                            Notice of Vacancy
               as aforesaid the Sub-lessor shall be entitled to exhibit outside the Demised Premises or on the doors thereof a notice stating that the Demised Premises are to be vacant and for letting and the Sub-lessee shall permit all prospective sub-lessees of the
               Demised Premises accompanied by a representative of the
               Sub-lessor free ingress to and egress from the Demised Premises for the purpose of viewing the Demises Premises.

          (b)  In the interpretation of this Sublease except to the extent that                            Interpretation
               such interpretation shall be excluded by or be repugnant to the context when used herein:

               (i) "the Sub-lessor" shall include its successors in title assigns, employees, agents, representatives, person or company for the time being entitled to the reversion immediately expectant on the term hereby created and where the context so admits the Sub-lessor's employees, agents and representatives.

               (ii)  "person" shall be deemed to include a corporation.

               (iii) "restoration" used in the context hereof shall mean the restoration of the Demised Premises to its original state and condition including:

                    (a) the making good of any damage or disfigurement caused to walls, doors, windows or any part of the Demised
                         Premises;

                    (b) the washing down of the whole of the interior of the Demised Premises;

                    (c) the painting with two coats of oil paint or emulsion paint or other appropriate treatment of all of the internal parts of the Demised Premises previously so treated respectively;

                    (d) the re-polishing of all the internal parts previously polished;

                    (e) the graining and varnishing of all the internal parts previously grained and varnished;

                    (f) the replacing of all floor tiles which in the opinion of the Sub-lessor are worn or damaged and in need of replacement;

                    (g) the removal and clearance of all waste rubbish and other unwanted material from the Demised Premises;

                    (h) the surrender of all keys giving access to all parts of the Demised Premises held by the Sub-lessee or any of the Sub-lessee's employees or agents irrespective of whether or not the same have been supplied by the Sub-lessor.

               (iv) "the Sub-lessee" shall include if the Sub-lessee is an individual, his personal representative and permitted assigns, or if the Sub-lessee is a company, its permitted assigns and successors in title and in either case where the context so admits the Sub-lessee's employees agents licensees invitees, visitors independent contractors and servants.

               (v)   "HDB" shall mean the Housing and Development Board.

               (vi) words importing the singular or plural number shall be deemed to include the plural or singular number respectively and words importing the masculine gender only shall include the feminine or neuter gender as the case may require, and

               (vii) where two or more persons are included in the term "the
                     Sub-lessee" all covenants, agreements, terms, conditions and restrictions shall be binding on them jointly and each of them severally and shall also be binding on their personal representatives and permitted assigns respectively jointly and severally.

     IN WITNESS WHEREOF the parties hereto have executed this Sub-lease the day and year first above written.

                      THE FIRST SCHEDULE ABOVE REFERRED TO

     ALL THAT premises estimated to contain an area of approximately 1,305.0 share meters on the building known as 750D Chai Chee Road #07-03 to 05 Chai Chee Industrial Park Singapore 469001 erected on the land marked on the Government Resurvey Map as Mukim 27 Lot 6218 comprised in the District of Bedok Singapore as outlined in red on the plan annexed hereto.

                     THE SECOND SCHEDULE ABOVE REFERRED TO

     The rent of the Demised Premises shall be as follows: Dollars $24.75 per square metre per month.

                      THE THIRD SCHEDULE ABOVE REFERRED TO

                                    Allowable live load
Storey                                   (KN/m2)
------                              -------------------
7th                                 7.5KN

SIGNED SEALED AND DELIVERED by the                )
Sub-lessor or its Attorney CHIN CHEE LEOK         )
acting under the Power of Attorney                )
dated the 15(th) day of January 1997              )
(a copy of which was deposited in the Registry,   )
Supreme Court, Singapore on the 24(th) day of     )
January 1997 registered as No. 599 of 1997        )
in the presence of:                               )


SIGNED by                                         )
                                                  )
                                                  )
(the Sub-lessee) MR. LEE KWAI MUN                 )
in the presence of MS. MAY LEE                    )


                                      OR


THE COMMON SEAL of                                )
ISE LABS, SINGAPORE PTE LTD                       )
(the Sub-lessee)                                  )
was hereunto affixed in the presence of:          )

                          - Director

                          - Director/Secretary

                                      OR

SIGNED SEALED AND DELIVERED by the                )
Sub-lessee by its Attorney                        )
                                                  )
acting under a Power of Attorney                  )
dated the            day of        19             )
(a copy of which was deposited in the Registry,   )
Supreme Court, Singapore on the                   )
day of            19      and registered as       )
No.            of 19   )                          )
in the presence of:                               )